EXHIBIT 99.1
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GMX RESOURCES INC.
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FOR IMMEDIATE RELEASE

FOR ADDITIONAL INFORMATION CONTACT:

Ken L. Kenworthy, Sr.                                 Ken L. Kenworthy, Jr.
Executive V. P., CFO                                  President, CEO
405.600.0711 x16                                      405.600.0711 x11


GMX RESOURCES INC.  ANNOUNCES PRIVATE PLACEMENT OF COMMON
STOCK AND OPERATIONS UPDATE


OKLAHOMA CITY, OKLAHOMA, JUNE 23, 2004 GMX RESOURCES INC., NASDAQ NMS (NATIONAL MARKET SYSTEM) `GMXR', (WWW.GMXRESOURCES.COM) announced that it closed a private placement of 1,100,000 shares of common stock for $6.85 per share or a total of $7,535,000 with a group of institutional and individual investors. GMXR now has 7,895,625 outstanding shares of common stock. Proceeds of the transaction will be used for drilling and development of the Company's East Texas properties. The common stock sold by the Company in the private placement has not been registered under the Securities Act of 1933 or any state securities laws and may not be sold without registration or compliance with an exemption there from. The Company has agreed to file a shelf registration statement within 30 days to permit resale of the shares by the investors in non-underwritten transactions from time to time.

OPERATIONAL AND JOINT VENTURE UPDATE:

Penn Virginia Corporation (NYSE: PVA), our East Texas development partner, has accelerated drilling plans in AREA I. Two Cotton Valley rigs are being utilized and they have drilled and set casing on the fourth and fifth wells. Completion on those wells will begin soon; the third well was successfully completed and has been producing since June 8. The rigs are being moved to locations 6 and 7 where drilling should begin within 10 days. GMXR expects to have interests ranging from 20% to 50% in 12 - 15 new wells producing in both, AREAS I & II by year-end, depending on the pace of drilling by Penn Virginia. Discussions with Penn Virginia are ongoing concerning possible continued acceleration of the program.

GMXR will begin a search for a Cotton Valley rig for its own use in AREA III of its East Texas properties (as outlined in its participation agreement with Penn Virginia), where GMXR has a 100% interest. Ken L. Kenworthy, Jr., Chief Executive Officer stated, "We have several drilling pads previously built, some drill pits, water wells & pipelines. Therefore, we can begin drilling at a significant savings of approximately $100,000 per well. We intend to start our drilling program to the Cotton Valley this year and will proceed with drilling in this area as our resources permit depending on drilling results and other drilling plans of Penn Virginia in AREAS I AND II".

Mr. Kenworthy continued, "We have re-completed our second Cotton Valley well in AREA III from previous drilling activity. The fracture stimulation was the largest to date in the field. We are currently flaring gas and it will go to sales very soon. Other re-completions are being planned."

GMX RESOURCES INC. is an independent natural gas production company headquartered in Oklahoma City, Oklahoma. GMXR has 54 producing wells in Texas & Louisiana and 7
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producing wells in New Mexico. GMXR has a significant inventory of proved developed non-producing reservoirs and proved undeveloped locations. GMXR has over 9,000 net acres on the Sabine Uplift of East Texas, which contain numerous additional development locations. Proved reserves year-end for 2003 were 53 BCFE. The Company's strategy is to significantly increase production, revenues and reinvest in increasing production. GMXR'S goal is to grow and build shareholder value every day.

THIS PRESS RELEASE INCLUDES CERTAIN STATEMENTS THAT MAY BE DEEMED TO BE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN THIS PRESS RELEASE THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS, BELIEVES OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE ARE FORWARD-LOOKING STATEMENTS. THEY INCLUDE STATEMENTS REGARDING THE COMPANY'S FINANCING PLANS AND OBJECTIVES, DRILLING PLANS AND OBJECTIVES, RELATED EXPLORATION AND DEVELOPMENT COSTS, NUMBER AND LOCATION OF PLANNED WELLS, RESERVE ESTIMATES AND VALUES, STATEMENTS REGARDING THE QUALITY OF THE COMPANY'S PROPERTIES AND POTENTIAL RESERVE AND PRODUCTION LEVELS. THESE STATEMENTS ARE BASED ON CERTAIN ASSUMPTIONS AND ANALYSIS MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, EXPECTED FUTURE DEVELOPMENTS, AND OTHER FACTORS IT BELIEVES APPROPRIATE IN THE CIRCUMSTANCES, INCLUDING THE ASSUMPTION THAT THERE WILL BE NO MATERIAL CHANGE IN THE OPERATING ENVIRONMENT FOR THE COMPANY'S PROPERTIES. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, INCLUDING BUT NOT LIMITED TO COMMODITY PRICE RISKS, DRILLING AND PRODUCTION RISKS, RISKS RELATED TO WEATHER AND UNFORESEEN EVENTS, GOVERNMENTAL REGULATORY RISKS AND OTHER RISKS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. THERE IS ALSO A RISK THAT THE COMPANY MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN. REFERENCE IS MADE TO THE COMPANY'S REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A MORE DETAILED DISCLOSURE OF THE RISKS. FOR ALL THESE REASONS, ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.